225 Franklin Street Boston, MA 02110-2804 United States of America

News Release

For Release:	FOR IMMEDIATE RELEASE

Contact:	Edward J. Resch	Investors:	Kelley MacDonald	Media:	Hannah Grove
	+1 617/664-1110		+1 617/664-3477		+1 617/664-3377

STATE STREET CORPORATION ANNOUNCES
EARNINGS PER SHARE IN LINE WITH PREVIOUS ESTIMATES
Continued New Business Success Drives Growth in Fee Revenue

Boston, MA ... April 15, 2003

            State Street Corporation announced today first-quarter diluted earnings per share of $0.29, in line with State Street’s estimates announced March 20, and net income of $96 million on revenue of $1,020 million. Results for the first quarter include pre-tax merger and integration costs of $37 million, or $0.07 per share, related to the acquisition and integration of a significant portion of the Global Securities Services business (GSS), which State Street acquired from Deutsche Bank on January 31; and a one-time pre-tax charge of approximately $38 million, or $0.08 per share, related to Massachusetts tax legislation.

In reporting its financial results for the first quarter of 2003, State Street has prepared information in four categories:

  “Reported” results are in accordance with generally accepted accounting principles (GAAP).
  “Baseline” results are “operating” results excluding “GSS contribution,” and are presented on a taxable-equivalent basis.
  “GSS contribution” results are the revenue and expenses, including financing costs, attributable to the GSS business acquired January 31, 2003.
  “Operating” results are “reported” results excluding significant charges, merger and integration costs, and results of divested businesses, and are presented on a taxable-equivalent basis.

State Street believes that providing non-GAAP financial information assists investors and others by providing them with financial information in a format that provides comparable financial trends of ongoing business activities.

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        Baseline earnings per share were $0.46, in line with State Street’s estimates announced March 20. This compares to operating earnings per share of $0.52 for the first quarter of 2002 (which excludes $9 million of pre-tax income, or $0.02 per share, attributable to the corporate trust business divested at the end of 2002). Baseline revenue of $941 million was down 3%, primarily due to lower net interest revenue.

        GSS contributed equal amounts of revenue and expenses to net income, and dilution of $0.02 per share to operating earnings per share. The $0.02 dilution is due to changes in shares outstanding attributable to the acquisition. For February and March, the acquired GSS business contributed $96 million of fee revenue. Net interest costs of $5 million attributable to the acquisition financing are recorded in net interest revenue.

        Operating earnings per share, which exclude the one-time charges recorded in the first quarter of 2003, were $0.44, a decline of 15% from a year ago. Operating revenue increased 6%, or $61 million, to $1,033 million in the first quarter. Operating return on stockholders’ equity was 11.7% for the quarter.

        The following table summarizes State Street’s baseline, operating, and reported results for the first quarters of 2002 and 2003. Detailed information on and definitions for the adjustments is available in the Addendum Selected Financial Information tables included with this press release.

        Dollars in millions except per share data; shares in million

Three months ended
	March 31, 2002			March 31, 2003
	Operating	(a)	Reported	Baseline	(b)	GSS	(c)	Operating	(a)	Reported
Fee revenue	$ 676		$ 697	$ 694		$ 96		$ 790		$ 790
All other revenue	296		284	247		(4)		243		230
Total revenue	972		981	941		92		1,033		1,020
Total expenses	700		715	705		92		797		834
Taxes	100		88	91		0		91		90
Net Income	$ 172		$ 178	$ 145		$ 0		$ 145		$ 96

Diluted eps	$ 0.52		$ 0.54	$ 0.46		$ (0.02)		$ 0.44		$ 0.29
Diluted shares	329		329	318				332		332

(a) excludes significant charges, merger and integration costs, and results of divested businesses; presented on a taxable-equivalent basis
(b) excludes GSS contribution; presented on a taxable-equivalent basis
(c) revenue and expenses, including financing costs, attributable to the GSS business acquired January 31, 2003

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        David A. Spina, chairman and chief executive officer of State Street, said, “State Street continues to earn its reputation as a market leader, winning new business at a healthy pace in the first quarter. This success is supporting our fee-revenue growth, offsetting the impact of declining equity market values worldwide and reduced cross-border investing. Nonetheless, our financial performance was disappointing, largely as a result of the constraint imposed by a challenging interest-rate environment.
“Given the continuing uncertainty in global financial markets, we are taking significant steps to control operating expense growth for the rest of this year, as we announced last week. Through staff reductions and a program to reduce direct controllable expenses, we will eliminate approximately $125 million of operating expenses in the remainder of the year. This expense reduction is in addition to those associated with GSS.

“Return on stockholders’ equity reflects both the difficult earnings environment and the effect of the additional capital needed to support the acquisition of GSS. At 11.7% on an operating basis, it is considerably below our historical range and our stated goal. Given the equity issued to finance the acquisition of GSS, we are re-setting our ROE goal for 2003 and 2004. We view 13-15% ROE, on an operating basis, as a realistic and appropriate goal for 2003 and 2004, reflecting the slower pace of earnings growth and our strong equity capital position.

        “Our integration of GSS is proceeding smoothly. We have met with clients representing more than 75% of GSS available revenue, and feel confident that these clients appreciate the value of State Street’s commitment to investment servicing and the full spectrum of sophisticated services we provide. We began converting clients to our systems in February, and are planning to increase the pace of conversions substantially through this summer and fall.

        “All of us at State Street are fully committed to creating value for our stockholders. We believe that the long-term prospects for our company are stronger than ever. For this year, we will focus on continuing to win in the market, providing impeccable client service, reducing expenses, and seamlessly integrating GSS. Our success in meeting these objectives will lay a solid foundation for State Street’s continued, long-term growth.”

FIRST-QUARTER RESULTS

        On a reported basis, first-quarter diluted earnings per share were $0.29, net income was $96 million, and total revenue was $1,020 million.

        On a baseline basis, diluted earnings per share were $0.46, net income was $145 million, and revenue was $941 million in the first quarter.

        On an operating basis, diluted earnings per share were $0.44, including dilution of $0.02 per share from GSS, net income was $145 million, and revenue was $1,033 million, including $96 million of revenue from GSS and $5 million of net interest costs attributable to the GSS acquisition financing.

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        State Street generates revenue by providing sophisticated global investors with integrated products, services and strategies that support their investment and business goals. The following review of specific revenue and expense lines uses baseline results to provide consistent comparable data to the year-earlier period. Securities lending revenue, previously included in both servicing fees and management fees, is presented as a separate revenue line item. Prior period results have been adjusted to reflect this presentation.

        Servicing fees are derived from accounting, administration, custody, daily pricing, performance and analytics, compliance monitoring, and operations outsourcing for investment managers. Baseline servicing fees were up 9%, to $380 million from $349 million. The increase was attributable to new business from existing and new clients, including business gained through an acquisition in July 2002, which more than offset the constraint imposed by the decline in comparable average equity market valuations. Daily average values for the S&P 500 Index were down 24% from the first quarter of 2002; daily average values for the MSCI(R) EAFE IndexSM were down 19%. Total assets under custody were $7.9 trillion, including $1.9 trillion attributable to the GSS business.

        Baseline management fees from investment management services, delivered through State Street Global Advisors, were $122 million, compared to $124 million a year ago. Management fees reflected continued new business success, which largely offset the effects of significantly lower average equity market valuations from a year ago. Total assets under management were $788 billion, compared to $808 billion a year previously.

        Baseline securities lending revenue was $45 million in the quarter, compared to $64 million the previous year. The decline in securities lending revenue reflects narrower interest-rate spreads due to a less favorable interest-rate environment compared to a year ago, which more than offset growth in volume of securities lent.

        Baseline foreign exchange trading revenue was $67 million for the quarter, compared to $68 million a year ago. Foreign exchange trading revenue reflected relatively low average currency volatility in the quarter.

        Baseline brokerage fees were $30 million, compared to $23 million a year ago, driven by significantly higher equity trading volumes. Securities gains of $26 million, compared to $4 million last year, reflected opportunities created by the low-interest rate environment.

        Baseline net interest revenue was $221 million, a decline of $72 million, or 25%, from a year ago. Lower yields on assets, reflecting the continuing decline in interest rates, drove the decrease in net interest revenue. State Street provides repurchase agreements and deposit services for clients’ investment activities, which generate net interest revenue.

        Baseline operating expenses were $705 million, up $5 million, or less than 1%, from $700 million a year ago. Lower direct controllable expenses and salaries and benefits expenses largely offset increased spending for transaction processing services,

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information systems and communications, and occupancy expenses. State Street has begun implementing cost-reduction plans expected to reduce operating expenses by approximately $125 million for the remainder of 2003. The company will continue to invest in the key initiatives that offer greatest opportunity for future growth.

GSS ACQUISITION AND INTEGRATION

        State Street acquired a significant portion of the Global Securities Services business formerly part of Deutsche Bank (GSS) on January 31, 2003. GSS contributed $96 million of fee revenue in the first quarter, including $58 million of servicing fees, $3 million of management fees, $10 million of securities lending revenue, and $5 million of foreign exchange trading revenue. Deutsche Bank compensated State Street with $20 million, recorded in processing fees, for revenue earned on client deposits not yet transferred to State Street.

        State Street recorded $5 million of net interest costs attributable to the acquisition financing in net interest revenue in the first quarter. Operating expenses attributable to GSS were $92 million, including $35 million of salaries and benefits expenses, $7 million of transaction processing services expenses, $30 million of information systems and communications expenses, $7 million of occupancy expenses, and $13 million of other expenses.

        The acquired business had no impact on operating net income in the quarter. State Street recorded $0.02 in dilution to earnings per share associated with GSS, which was due to changes in shares outstanding attributable to the acquisition.
When initially announced in November 2002, the acquired business represented approximately 700 million euros in annualized revenue. Based on the first two months of operations, the business as acquired is generating approximately $576 million of annualized revenue. The lower annualized revenue rate reflects the effects of the same environmental factors affecting State Street as a whole, including the decline in worldwide equity values between August 2002 and the end of the first quarter; delayed acquisition closings for the GSS business in Italy and Austria; and client attrition that was anticipated. Based on the first two months, the business is generating approximately $552 million of annualized expenses, in part reflecting implementation of planned expense reductions. State Street is ahead of schedule in reducing GSS expenses, and expects to meet or exceed its targets for cost savings.

        Based on the first two months operating results, including lower-than-expected financing costs that reflect the decline in interest rates, State Street believes it will meet its previously-disclosed expectation that the acquisition will be dilutive to operating earnings per share by approximately $0.01 to $0.03 in 2003. The restructuring costs associated with the acquisition in 2003 are expected to be $90-110 million on a pretax basis, approximately one-third of which were recorded in the first quarter.

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        State Street began converting GSS clients in the United States to its own systems on February 1, 2003, the day after closing the acquisition. Conversions continue, with over 500 projected to take place worldwide over the next six months, mostly in the third quarter.

EXPENSE CONTROL MEASURES

        On April 10, 2003, State Street announced that it is initiating a number of actions that will reduce its operating expenses by approximately $125 million for the remainder of 2003, compared to its first quarter run rate. It is anticipated that the operating expense run rate during the second half of the year will be approximately $55 million per quarter below that of the first quarter. These expense reductions, which are in addition to those associated with the GSS business, will be phased in during the second quarter.

        The first leg of the expense reduction program – which is already under way – is to reduce direct controllable expenses. The remainder of the reductions will be achieved through staff reductions of up to 1,800 people, in addition to the reduction of 1,000 people previously announced in connection with the GSS acquisition.

        State Street plans to reduce staff at all levels of the organization, and aims to achieve the majority of the staff reductions through voluntary early retirement and enhanced severance programs. The company’s workforce has more than doubled during the past ten years and today stands at over 22,000 worldwide (including 3,000 people who were part of the GSS acquisition).
The company anticipates that severance benefits and expenses related to the reductions will result in a pre-tax charge of $125 million to $175 million, and decrease reported second-quarter diluted earnings per share by approximately $0.25 to $0.35 per share.

INVESTOR CONFERENCE CALL

        State Street will webcast an investor conference call today, Tuesday, April 15, 2003, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2625. Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230, beginning at noon Friday. This press release and additional financial information is available on State Street’s website, at www.statestreet.com/stockholder, under “Financial Reports.”

        State Street Corporation (NYSE: STT) is the world’s leading specialist in providing sophisticated global investors with investment servicing and investment management. With $7.9 trillion in assets under custody and $788 billion in assets under management, State Street is headquartered in Boston, Massachusetts and operates in 21 countries

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and over 100 markets worldwide. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

        This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street’s business mix, the dynamics of markets State Street serves, and State Street’s success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2002 annual report and subsequent SEC filings. State Street encourages investors to read the corporation's annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, April 15, 2003, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Addendum Earnings Digest(1)

(Dollars in millions, except per share data)

Quarter ended March 31
	2003	2002	% Change
Revenue	$ 1,020	$ 981	4
Earnings	96	178	(46)
Diluted earnings per share	.29	.54	(46)

(1)  Information presented in accordance with accounting principles generally accepted in the United States.

Addendum page 1

STATE STREET CORPORATION
Addendum Selected Financial Information

I.	CONSOLIDATED STATEMENT OF INCOME PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

Quarter ended March 31,
(Dollars in millions, except per share data)	2003	2002

Fee Revenue
Servicing fees	$438	$369
Management fees	125	124
Global securities lending	55	64
Foreign exchange trading	72	68
Brokerage fees	30	23
Processing fees and other	70	49
Total fee revenue	790	697

Net Interest Revenue
Interest revenue	397	524
Interest expense	193	243
Net interest revenue	204	281
Provision for loan losses		1
Net interest revenue after provision for loan losses	204	280

Gains on the sales of available-for-sale investment securities	26	4
Total Revenue	1,020	981

Operating Expenses
Salaries and employee benefits	443	421
Information systems and communications	130	96
Transaction processing services	72	59
Occupancy	71	60
Merger and integration costs	37
Other	81	79
Total operating expenses	834	715
Income before income taxes	186	266
Income taxes	90	88
Net Income	$96	$178

Earnings Per Share
Basic	$.29	$.55
Diluted	.29	.54

Average Shares Outstanding (in thousands)
Basic	329,569	323,689
Diluted	332,054	328,999

II.	OTHER FINANCIAL INFORMATION
Quarter ended March 31,
(Dollars in millions, except per share data or where otherwise indicated)	2003	2002

Assets under custody (in billions)	$7,910	$6,317
Assets under management (in billions)	788	808
Assets under trusteeship (in billions)	-	679

Total assets	$79,109	$73,298
Long-term debt	1,616	1,242
Stockholders' equity	5,051	3,994

Return on equity	10.0%	18.2%

Closing price per share of common stock	$31.63	$55.38
Cash dividends declared per share	.13	.11

Addendum page 2

STATE STREET CORPORATION
Addendum Selected Financial Information

III.	CONSOLIDATED STATEMENT OF INCOME PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES
Reconcilation of Financial Results
(Dollars in millions)
Quarter Ended March 31, 2003

	Baseline	GSS		Operating				Reported
	Results	Results		Results	Other			Results
Fee Revenue
Servicing fees	$380	$58		$438	$			$438
Management fees	122	3		125				125
Global securities lending	45	10		55				55
Foreign exchange trading	67	5		72				72
Brokerage fees	30			30				30
Processing fees and other	50	20		70				70
Total fee revenue	694	96		790				790

Net Interest Revenue	221	(4)	(a)	217		(13)	(c)	204
Provision for loan losses
Net interest revenue after provision for loan losses	221	(4)	(a)	217		(13)	(c)	204
(taxable-equivalent basis)

Gains on the sales of available-for-sale investment securities, net	26			26				26
Total Revenue	941	92		1,033		(13)		1,020

Operating Expenses
Salaries and employee benefits	408	35		443				443
Information systems and communications	100	30		130				130
Transaction processing services	65	7		72				72
Occupancy	64	7		71				71
Merger and integration costs						37		37
Other	68	13		81				81
Total operating expenses	705	92		797		37		834
Income before income taxes	236	-		236		(50)		186
Income taxes	78			78		12	(e)	90
Taxable-equivalent adjustment	13			13		(13)	(c)
Net Income	$145	$-		$145		$(49)		$96

Earnings Per Share	$.46	$(.02)	(b)	$.44		$(.15)		$.29

Average Diluted Shares (in thousands)	317,987			332,054				332,054

Return on equity	11.7%			11.7%				10.0%

Notes:
Reported results agree with the Corporation's Consolidated Statement of Income.
(a) Includes $5 million of net interests costs attributable to the GSS acquisition financing.
(b) The ($.02) dilution is due to changes in shares outstanding attributable to the acquisition.
(c) Taxable-equivalent adjustment is not included in reported results.
(d) Reflects the previously announced effect of certain Massachusetts tax legislation which results in an expense of $25 million and the tax benefit associated with the merger and integration costs ($13 million).

Addendum page 3

STATE STREET CORPORATION
Addendum Selected Financial Information

IV.	INCOME STATEMENT INFORMATION - BASELINE

Baseline results are reported results excluding GSS results, significant charges, merger and integration costs and results of divested business and are presented on a taxable-equivalent basis.

	Quarters Ended March 31,
(Dollars in millions, except per share data)	2003	2002	Dollar Change	Percent Change
Fee Revenue
Servicing fees	$380	$349	$31	9%
Management fees	122	124	(2)	(1)
Global securities lending	45	64	(19)	(30)
Foreign exchange trading	67	68	(1)	(1)
Brokerage fees	30	23	7	29
Processing fees and other	50	48	2	5
Total fee revenue	694	676	18	3

Net Interest Revenue	221	293
Provision for loan losses		1
Net interest revenue after provision for loan losses	221	292	(71)	(24)
(taxable-equivalent basis)

Gains on the sales of available-for-sale investment securities, net	26	4	22
Total Revenue	941	972	(31)	(3)

Operating Expenses
Salaries and employee benefits	408	413	(5)	(1)
Information systems and communications	100	94	6	6
Transaction processing services	65	58	7	12
Occupancy	64	59	5	11
Other	68	76	(8)	(10)
Total operating expenses	705	700	5	1
Income before income taxes	236	272	(36)	(13)
Income taxes	78	85
Taxable-equivalent adjustment	13	15
Net Income	$145	$172	(27)	(16)

Diluted Earnings Per Share	$.46	$.52	(.06)	(12)

Addendum page 4

STATE STREET CORPORATION
Addendum Consolidated Statement of Condition

(Dollars in millions)	March 31, 2003	December 31, 2002

Assets
Cash and due from banks yes">	$1,581	$1,361
Interest-bearing deposits with banks	21,007	28,143
Securities purchased under resale agreements and securities borrowed	14,221	17,215
Federal funds sold	1,450
Trading account assets	1,316	984
Investment securities	28,600	28,071
Loans (less allowance of $61 and $61)	4,639	4,113
Premises and equipment	948	887
Accrued income receivable	829	823
Goodwill	1,191	462
Other intangible assets	486	127
Other assets	2,841	3,608
Total Assets	$79,109	$85,794

Liabilities
Deposits:
Noninterest-bearing	$7,026	$7,279
Interest-bearing -- U.S.	6,114	9,005
Interest-bearing -- Non-U.S.	25,265	29,184
Total Deposits	38,405	45,468

Securities sold under repurchase agreements	23,435	21,963
Federal funds purchased	4,690	3,895
Other short-term borrowings	2,004	3,440
Accrued taxes and other expenses	1,991	1,967
Other liabilities	1,917	3,004
Long-term debt	1,616	1,270
Total Liabilities	74,058	81,007

Stockholders' Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 500,000,000; issued 337,145,000 and 329,992,000	337	330
Surplus	305	104
Retained earnings	4,525	4,472
Other unrealized comprehensive gain	94	106
Treasury stock at cost (4,749,000 and 5,065,000 shares)	(210)	(225)
Total Stockholders' Equity	5,051	4,787
Total Liabilities and Stockholders' Equity	$79,109	$85,794

Addendum page 5